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                                                                 EXHIBIT 3(i)(2)

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              NORCAN VENTURES, INC.

FIRST: The present name of the corporation (herein referred to as the "Corporation") is:

                              NORCAN VENTURES, INC.

SECOND: The Corporation's Certificate of Incorporation was filed with the Office of the Secretary of State on April 8, 1998.

THIRD: The Certificate of Incorporation is amended as follows:

            Section 5 of the Certificate of Incorporation which sets forth the Board of Director's power to change the bylaws of the corporation and describes the method of election of directors is deleted and amended to hereafter provide as follows:

            5. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws. To the extent that the number of directors is less than the number so fixed, the majority of the directors then in office shall have the right, without shareholder vote, to appoint such number of additional directors equal to the difference between the number of directors in office and the maximum number of directors fixed in the bylaws. Election of directors need not be by written ballot. The Board of Directors is authorized, without the assent or vote of the shareholders, to make, alter or repeal the bylaws of the Corporation.

FOURTH: To date, the Corporation has not received any payment for any of its stock.

FIFTH: As directors were not named in the Certificate of Incorporation and have not yet been elected, this Certificate of Amendment has been duly adopted by the sole incorporator of the Corporation in accordance with Section 241 of the Delaware General Corporation Law.

SIXTH: The Corporation reserves the right to amend, alter, change or repeal any provisions herein contained, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges, and discretionary authority granted or conferred herein upon stockholders or directors are granted subject to reservation.

      The undersigned, being the sole incorporator of the Corporation, does hereby make this Certificate of Amendment of the Certificate of Incorporation hereby declaring, affirming, acknowledging, and certifying, under penalties of perjury, that this is the act and deed of the
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undersigned and that the facts stated herein are true, and accordingly has hereunto set his hand this 7th day of May, 1998.


                                          /s/ Joseph Sierchio
                                          -----------------------------------
                                          Joseph Sierchio, Sole Incorporator